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                                                                    EXHIBIT 23.2

                  [LETTERHEAD OF SHACHAK PEER REZNICK & CO.]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements of Geotek Communications, Inc. on Form S-3 (Nos. 33-49548, 33-55506, 33-57530, 33-61034, 33-72820, 33-78540, 33-85296,
33-62073, 33-62327, 33-64117, 33-64533, 333-2849, 333-8731 and 333-21199), Form
S-4 (No. 33-62333) and Form S-8 (No. 33-67144) of our report which includes an explanatory paragraph as to Geotek Technologies Israel (1992) Ltd.'s ability to continue as a going concern, dated March 16, 1998, on our audits of the financial statements of Geotek Technologies Israel (1992) Ltd. (f/k/a PowerSpectrum Technology Ltd.) as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.



/s/ SHACHAK PEER REZNICK & CO
Shachak Peer Reznick & Co.
Certified Public Accountants (Isr.)

March 16, 1998
Ramat Gan, Israel